UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

World Scan Project, Inc.

(Exact name of registrant as specified in its charter)

Date: August 7, 2020

Delaware	3728	35-2677532
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan

contact@world-scan-project.com

Telephone: +81-3-6670-1692

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	6,100,000	$0.50	$3,050,000	$395.89

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

World Scan Project, INC.

6,100,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of World Scan Project, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “World Scan Project, Inc.” are offering 4,000,000 shares of our common stock and our “selling shareholder” is offering 2,100,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholder. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Ryohei Uetaki. Mr. Uetaki is deemed to be an underwriter of this offering. There is uncertainty that we will be able to sell any of the 4,000,000 shares being offered herein by the Company. Mr. Uetaki will not receive any commissions or proceeds for selling the shares of common stock on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.50 per share for the duration of the Offering. Additionally, all of the shares offered by our selling shareholder will be sold at a fixed price of $0.50 for the duration of the Offering. Assuming all of the 4,000,000 shares being offered by the Company are sold, the Company will receive $2,000,000 in net proceeds. Assuming 3,000,000 shares (75%) being offered by the Company are sold, the Company will receive $1,500,000 in net proceeds. Assuming 2,000,000 shares (50%) being offered by the Company are sold, the Company will receive $1,000,000 in net proceeds. Assuming 1,000,000 shares (25%) being offered by the Company are sold, the Company will receive $500,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

It should be noted that our “selling shareholder” named herein, also happens to be our Chief Executive Officer, Ryohei Uetaki. Furthermore, references to our selling shareholder refer, collectively to, Ryohei Uetaki and SKYPR LLC, a Delaware Limited Liability Company.

Our Chief Executive Officer, Ryohei Uetaki, owns 100% of the membership interests of SKYPR LLC, a Delaware Limited Liability Company. Through direct ownership of World Scan Project, Inc. and indirect ownership of World Scan Project, Inc. via SKYPR LLC, Ryohei Uetaki owns and controls 100% of the voting power of our issued and outstanding capital stock.

Assuming all of the common shares being registered herein held by our selling shareholder are sold, and the full amount of 4,000,000 shares of common stock being offered by the Company herein are sold, our selling shareholder will have the ability to control approximately 56% of the voting power of our outstanding capital stock.

*Ryohei Uetaki will be selling common stock on behalf of the Company simultaneously to selling shares of common stock from his own personal accounts of which he is directly or indirectly the beneficiary of.

A conflict of interest may arise between the interests of Mr. Uetaki in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of the shares of Mr. Uetaki and SKYPR LLC, they will be sold at a fixed price of $0.50 for the duration of the offering.

The Company estimates the costs of this offering at approximately $84,396.

All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account or the account of the Company’s wholly owned subsidiary, World Scan Project Corporation. Any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

 The date of this prospectus is August 7, 2020.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘World Scan Project,” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to World Scan Project, Inc., unless the context otherwise requires. Unless otherwise indicated,” the term ‘‘fiscal year’’ refers to our fiscal year ending October 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

The Company

The Company was incorporated under the laws of the State of Delaware on October 25, 2019.

On October 25, 2019, Ryohei Uetaki was appointed Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer of the Company.

On October 25, 2019 the Company issued 10,000,000 shares of restricted Common Stock to Ryohei Uetaki for services rendered to the Company. Additionally, on the same day, it issued 10,000,000 shares of its restricted Series A Preferred Stock to Ryohei Uetaki, also for services rendered. The aforementioned shares of common and preferred stock were all issued at par value, $0.0001.

On November 18, 2019, Yasumasa Ichikawa was appointed Chief Technology Officer.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s common stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition. WSP Japan was incorporated under the laws of Japan on January 22, 2020. Currently, WSP Japan is headquartered in Tokyo, Japan. The Company’s primary business focus is developing and manufacturing autonomous aerial vehicles such as, but not limited to, drones.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock, which represented all of our issued and outstanding shares of Preferred Stock at the time, to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

On March 1, 2020, the Company entered into a Products Sales Agreement with Drone Net Co., Ltd. Pursuant to this agreement the Company promised to deliver ten thousand (10,000) small sized drones named “SkyFight-X” in consideration of JPY158,000,000 (approximately $1,440,000). As denoted below this promise was fulfilled and executed on May 16, 2020.

On May 16, 2020, the 10,000 SkyFight-X drones were delivered to Drone Net Co., Ltd. From this transaction the Company recorded revenues of approximately JPY158,000,000 (approximately $1,440,000). As of May 16, 2020, the Company had collected the full amount of $1,440,000 from Drone Net Co., Ltd., and no longer recognized any monies from this transaction as accounts receivable.

Our principal executive offices are located at 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan.

The Company’s fiscal year end is October 31st.

Overview

We are a start-up stage company, and our plans are actively under development.

We are a holding company. We operate through own wholly owned subsidiary, World Scan Project Corporation, a Japanese Company. We are currently focused on developing, designing and selling small sized drones which may be used for a variety of purposes.

Our plans are currently comprised of furthering development of our products and finalizing the details of our secondary objectives which include but are not limited to the future release of new aerial products aside from the drones we currently offer for sale. This will be an ongoing process.

Our marketing strategy is not fully developed at this time and we have only sold our products to one customer to date, Drone Net Co., Ltd. Our marketing plan is tentatively scheduled to be created in around six months, and this may be ongoing for an additional three to six months. Between six to twelve months subsequent to this offering we intend to finalize criteria for additional employees and begin to actively hire staff. Please see the section further in titled “Future Plans”.

In their audit report dated June 12, 2020 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our CEO and Director Mr. Uetaki may be unwilling or unable to loan or advance any additional capital to us, we may be required to suspend or cease the implementation of our business plan.

We believe that if we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 200,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). In addition, we have authorized 100,000,000 shares of Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred”). The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

(a)       Each share of Series A Preferred Stock shall have no voting rights;

(b)       Each shareholder of Series A Preferred Stock shall have conversion privileges to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

We have 10,000,000 shares of Common Stock and 10,000,000 shares of Series A Preferred issued and outstanding. Through this offering we will register a total of 6,100,000 shares of common stock. These shares represent 4,000,000 additional shares of common stock to be issued by us and 2,100,000 shares of common stock by our selling stockholder.

It should be noted that our “selling shareholder” named herein, also happens to be our Chief Executive Officer, Ryohei Uetaki. Furthermore, references to our selling shareholder refer collectively to Ryohei Uetaki and SKYPR LLC, a Delaware Limited Liability Company.

Our Chief Executive Officer, Ryohei Uetaki, owns 100% of the membership interests of SKYPR LLC, a Delaware Limited Liability Company. Through direct ownership of World Scan Project, Inc. and indirect ownership of World Scan Project, Inc. via SKYPR LLC, Ryohei Uetaki owns and controls 100% of the voting power of our issued and outstanding capital stock.

We may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholder may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.50 per share for the duration of the offering. The selling stockholder will also sell shares at a fixed price of $0.50 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholder.

Ryohei Uetaki will be selling common stock on behalf of the Company simultaneously to selling shares of common stock from his own personal accounts of which he is directly or indirectly the beneficiary of.

A conflict of interest may arise between the interests of Mr. Uetaki in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of the shares of Mr. Uetaki and SKYPR LLC, they will be sold at a fixed price of $0.50 for the duration of the offering.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholder in that the proceeds from the shares of stock sold by the selling stockholder will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder will be utilized or given to the company. Mr. Uetaki will clarify for investors at the time of purchase whether the proceeds are going to the company, directly to himself, or indirectly to himself through his controlling interest in SKYPR LLC.

We will notify investors of any extension to this offering by filing a supplement to our prospectus pursuant to Rule 424(b)(3).

Securities being offered by the Company

4,000,000 shares of common stock, at a fixed price of $0.50 offered by us in a direct public offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Our CEO, Ryohei Uetaki, will be selling the above shares on a best efforts basis. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering.

Securities being offered by the Selling Stockholders	2,100,000 shares of common stock, at a fixed price of $0.50 offered by selling stockholder in a resale offering on a best efforts basis. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholder will sell shares at a fixed price per share of $0.50 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	10,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	14,000,000 common shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.50.

We may not be able to meet the requirement for a public listing of our common stock. Furthermore, even if our common stock is granted a quotation, a market for the common shares may not develop.

The offering price for the shares will remain at $0.50 per share for the duration of the offering.

Use of Proceeds	The Company intends to use the proceeds from this offering to further improve upon existing product lines, research and develop new products, pay for future marketing expenses, recruit and hire additional staff, and to use as working capital.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 6,100,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Registration Costs

We estimate our total offering registration costs to be approximately $84,396. All expenses incurred in this offering are being paid for by the Company. If the Company has insufficient funds to do so, it will rely upon funds provided by the Company’s Chief Executive Officer, Ryohei Uetaki. Mr. Uetaki has no legal obligation to provide the Company funds.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our Chief Executive Officer, Ryohei Uetaki, owns 100% of the membership interests of SKYPR LLC, a Delaware Limited Liability Company. Through direct ownership of World Scan Project, Inc. and indirect ownership of World Scan Project, Inc. via SKYPR LLC, Ryohei Uetaki owns and controls 100% of the voting power of our issued and outstanding capital stock.

Assuming all of the common shares being registered herein held by our selling shareholder are sold, and the full amount of 4,000,000 shares of common stock being offered by the Company herein are sold, our selling shareholder will have the ability to control approximately 56% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Should we lose the services of any of our officers or directors for any reason, then our business would be adversely affected.

Should we lose the services of either, or both, of Ryohei Uetaki or Yasumasa Ichikawa, our business operations would be adversely affected and, most likely, we would be forced to cease or suspend all operations.

At present the Company relies generates revenue solely through inventory sold to Drone Net. Should we lose Drone Net’s business, our financial prospects would decline considerably in, at the minimum, the short term.

Currently, all of our inventory to date has been sold to only one customer, Drone Net. Although the Company anticipates that we will continue to do business with Drone Net in the future, there can be no absolute assurances that this business relationship will continue to prosper. In the event that we lose the business of Drone Net, then we would lose our current sole source of revenue. Although the Company has tentative plans to expand our business into direct sales, and to acquire additional customers both inside and outside of Japan, such plans have not progressed far enough to be considered a viable fallback. In the event that our relationship with Drone Net is terminated, for whatever reason, then we will struggle to continue with our current business plan. In that case, we may be forced to alter, cease, or suspend our business operations entirely in a worst case scenario.

At present we rely exclusively on G-Force, Inc. to manufacture our SkyFight-X drones. Should our relationship with G-Force, Inc., for any reason, terminate, then the results of our operations would be significantly impacted.

Currently, the sole manufacturer for our SkyFight-X drones is G-Force, Inc. Although we have no indication, at present, that our relationship with G-Force is in jeopardy, it is conceivable that unforeseen events could lead the alteration, or ultimate cancellation, of our relationship with G-Force, Inc. It is also possible that for reasons outside of our control, that G-Force may cease operations for any number of reasons. In that event, we can provide no assurances that we could identify, or forge a relationship with, a suitable manufacturer in time to fulfill our business obligations. In which case, we may be forced to alter, cease, or suspend our business operations entirely in a worst case scenario.

Our marketing plans, at present, are not fully developed. As a result, we will not be marketed as effectively, or potentially at all, as we would be had we developed a marketing plan in its entirety.

Our marketing plan, at present, is not yet complete and is still being researched and developed. SkyFight-X, our current sole product, is being marketed solely by our single customer, Drone Net, who we sell to at this time. We believe that Drone Net’s sales of our products will result in increased demand, from Drone Net, for future products, but this is not directly related to any marketing activities conducted by the Company itself. We do not currently engage in any marketing efforts, with the exception of the company’s website located at: https://www.world-scan-project.com/

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We face vigorous competition from companies throughout the world, and in Japan, specifically those that develop, sell, and or manufacture autonomous aerial vehicles such as drones.

Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt quicker to changes in customer requirements and reach customers easier from all over the globe. As a result of this intense competition there has been and may continue to be upward pressure on selling and promotional expenses. Many competitors have greater financial, technical, marketing and public relations resources. There can be no assurance that in the future we will be able to successfully compete with current competitors or that we will not face greater competition from other drone companies. If we are unable to continue to compete effectively, it could have an adverse impact on our business, results of operations and financial condition.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on products relating to the products we display, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to hire qualified personnel and motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

In their audit report dated June 12, 2020, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

As described in their audit report dated June 12, 2020 our auditors have expressed substantial doubt as to our ability to continue as a going concern. The reason being is that the Company has suffered recurring losses from operations and has not yet established a source of revenue to cover our operating costs which raises substantial doubt about our ability to continue as a going concern. It is possible that we may be unable to operate in the future without an opinion of going concern from our auditors. An investor may find the aforementioned opinion of a going concern unappealing and may not want to purchase shares of our common stock for this reason.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and increase the image and reputation of our existing brands and products. Concerns about product quality, even when unsubstantiated, could be harmful to our image and reputation of our brands and products. While we have quality control programs in place, in the event we experienced an issue with product quality, we may experience recalls or liability in addition to business disruption which could further negatively impact brand image and reputation and negatively affect our sales. Our brand image and reputation may also be more difficult to protect due to less oversight and control as a result of the outsourcing of some of our operations. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

The COVID-19 global pandemic may impact our current and future revenue streams as well our available inventory. As a result, we may generate lesser revenues than anticipated or possibly no revenues at all going forward.

Globally, the COVID-19 pandemic has negatively affected businesses of all kinds. It is possible that the pandemic may hinder our own operations, resulting in lesser or no future revenues. It might also affect our means to have our products manufactured by third parties, as many businesses are closed, or operations limited. The aforementioned events may result in a partial or total loss of your investment in our common stock.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be very profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have only recently adopted a bona fide business plan. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base nationally, attaining and retaining customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be very profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our Principal executive offices are located in Japan and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Japan and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Manufacturing costs;

• Cost of sensors provided to the manufacturer to be included in our drones;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, Ryohei Uetaki, through his own personal interest as well as his ownership of SKYPR LLC, has a substantial voting power in all matters submitted to our stockholders for approval.

Currently, our Chief Executive Officer Ryohei Uetaki owns approximately 70% of the voting power of our outstanding capital stock and SKYPR LLC, which Mr. Uetaki also owns and controls, owns approximately 30% of the voting power of our outstanding capital stock. As a result, Ryohei Uetaki, through his own personal interest and interest through SKYPR LLC., has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership, Ryohei Uetaki is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Ryohei Uetaki could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Ryohei Uetaki’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies.

Our officers and directors lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and directors’ ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade below the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock is fixed at $0.50 per share. This offering is being made on “best efforts” basis. The fixed price that our common stock is offered at pursuant to this offering is not indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock, of which 10,000,000 shares are issued and outstanding as of August 7, 2020. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. The issuance of shares of preferred stock may adversely impact your rights as a holder of our common stock.

 Risks Relating to this Offering

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Our officers and directors have no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

Our officers and directors have no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not a issuer listing services, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

WORLD SCAN PROJECT, INC.
BALANCE SHEET
As of
October 31, 2019

TOTAL ASSETS	$-

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities
Due to related party	$189

TOTAL CURRENT LIABILITIES	189

TOTAL LIABILITIES	189

Shareholder’s Deficit
Preferred stock ($.0001 par value, 200,000,000 shares authorized;
10,000,000 shares issued and outstanding as of October 31, 2019)	1,000
Common stock ($.0001 par value, 200,000,000 shares authorized,
10,000,000 shares issued and outstanding as of October 31, 2019)	1,000
Additional paid-in capital	(2,000)
Accumulated deficit	(189)

TOTAL SHAREHOLDER’S DEFICIT	(189)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$-

WORLD SCAN PROJECT, INC.
STATEMENT OF OPERATIONS
For the period from
October 25, 2019 (date of inception)
to October 31, 2019

OPERATING EXPENSE
General and administrative expenses	$189

Total Operating Expenses	189

NET LOSS	$(189)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,000,000

WORLD SCAN PROJECT, INC.
CONSOLIDATED BALANCE SHEETS

	April 30, 2020	October 31, 2019
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$41,330	$-
Accounts receivable, trade	27,122	-
Advance payments	450,132	-
Sales tax refundable	13,710	-
Prepaid expenses	637	-
TOTAL CURRENT ASSETS	532,931	-

Non-current assets
Other assets	$6,143	$-
TOTAL NON-CURRENT ASSETS	6,143	-

TOTAL ASSETS	$539,074	$-

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accrued expenses and other payables	$46,910	$-
Deferred revenues	781,935	-
Due to related party	47,033	189
Other current liabilities	9,401	-
TOTAL CURRENT LIABILITIES	885,279	189

TOTAL LIABILITIES	$885,279	$189

Shareholders' Deficit
Preferred stock ($.0001 par value, 200,000,000 shares authorized;
10,000,000 shares issued and outstanding as of April 30, 2020 and October 31, 2019)	$1,000	$1,000
Common stock ($.0001 par value, 200,000,000 shares authorized,
10,000,000 shares issued and outstanding as of April 30, 2020 and October 31, 2019)	1,000	1,000
Additional paid-in capital	240	(2,000)
Accumulated deficit	(370,895)	(189)
Accumulated other comprehensive loss	22,450	-

TOTAL SHAREHOLDERS' DEFICIT	$(346,205)	$(189)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$539,074	$-

WORLD SCAN PROJECT, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended	Six Months Ended
	April 30, 2020	April 30, 2020
	(unaudited)	(unaudited)

Revenues	25,306	25,306
Cost of revenues	22,929	22,929
Gross profit	2,377	2,377

OPERATING EXPENSE
General and administrative expenses	$283,753	$370,846
Total operating Expenses	283,753	370,846

Loss from operations	(281,376)	(368,469)

Other income (expense)
Interest expenses	(1,527)	(2,240)
Other income	3	3
Total other income (expense)	(1,524)	(2,237)

NET LOSS	$(282,900)	$(370,706)

OTHER COMHREHENSIVE LOSS
Foreign currency translation adjustment	$23,030	$22,450

TOTAL COMPREHENSIVE LOSS	$(259,870)	$(348,256)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.03)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,000,000	10,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Liquidity and Capital Resources

As of April 30, 2020, we had cash and cash equivalents in the amount of $41,330.

Currently, our cash balance is not sufficient to fund our operations and our revenues cannot cover our costs and expenses for any substantive period of time. We have been utilizing and may utilize funds from Ryohei Uetaki, our Chief Executive Officer, and SKYPR LLC, which is owned and controlled entirely by Ryohei Uetaki.

Ryohei Uetaki and SKYPR LLC have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require further funding. Being a start-up stage company, we have very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

For the six months ended April 30, 2020, the Company borrowed $141,892 from Ryohei Uetaki, our CEO. For the six months ended April 30, 2020, the Company repaid $95,048 to Ryohei Uetaki, our CEO. The total due as of April 30, 2020 and October 31, 2019 were $47,033 and $189, and were unsecured, due on demand and non-interest bearing.

Revenues

For the six months ended April 30, 2020, we generated product revenues from drone parts in the amount of $25,306.

On March 1, 2020, the Company entered into a Products Sales Agreement with Drone Net Co., Ltd. Pursuant to this agreement the Company promised to deliver ten thousand (10,000) small sized drones named “SkyFight-X” in consideration of JPY158,000,000 (approximately $1,440,000).

On May 16, 2020, the 10,000 SkyFight-X drones were delivered to Drone Net Co., Ltd. From this transaction the Company recorded revenues of approximately JPY158,000,000 (approximately $1,440,000). As of May 16, 2020 the Company had collected the full amount of $1,440,000 from Drone Net Co., Ltd., and no longer recognized any monies from this transaction as accounts receivable.

As of April 30, 2020, the Company had the deferred revenues of $781,935.

Costs and Expenses

For the three months ended April 30, 2020, we incurred operating expenses of $283,753. For the six months ended April 30, 2020, we incurred operating expenses in the amount of $370,846. The increase in operating expenses for the three months ended April 30, 2020 was due to the fact that more time had elapsed and we had further progressed our business operations.

On March 4, 2020, the Company entered into an “OEM Agreement” with G-Force, Inc., a Japanese Company. Pursuant to this agreement G-Force, Inc. promised to manufacture and deliver ten thousand (10,000) small sized drones in the total amount of JPY43,175,000 (approximately $392,500).

On March 6, 2020, the Company paid JPY43,175,000 (approximately $392,500) to G-Force, Inc. as an advance payment for the above product manufacturing.

Net Loss

For the three months ended April 30, 2020, we recorded a net loss of $282,900. For the six months ended April 30, 2020, we recorded a net loss of $370,706. The increase in net losss for the three months ended April 30, 2020 was due to the increase of operating expenses.

Cash flow

For the period from October 25, 2019 (date of inception) to October 31, 2019, we had negative cash flows from operations in the amount of $189. For the six months ended April 30, 2020, we had negative cash flows from operations in the amount of $27,964.

For the period from October 25, 2019 (date of inception) to October 31, 2019, we had cash flows from financing activities in the amount of $189. For the six months ended April 30, 2020, we had cash flows from financing activities in the amount of $46,844. These were caused by proceeds from due to related party.

Additional Information

Going forward, we will require further funding to reach our business goals, much of which we will rely upon this offering to raise sufficient capital to pay for certain expenses that we may incur within the next twelve month period. If we do not raise enough money to pay for certain expenses that we may incur going forward, or if we do not have sufficient cash on hand from revenues to pay for such expenses, we may need to scale back, curtail, or rely upon our sole officer and director, Ryohei Uetaki for funding. Mr. Uetaki has no formal requirement to provide us funding, however, he has indicated that he may provide us funding on a case by case basis.

Currently, we are a start-up stage company focused on developing, designing and selling small sized drones which may be used for a variety of purposes. At present, the Company has sold drones solely to Drone Net. However, in the future the Company intends to evaluate the possibility of selling drones to additional clients inside and outside of Japan. We will also evaluate the possibility of designing additional products, tentatively including a solar panel cleaning drone, to expand upon our current offerings.

During the next twelve months after this offering we plan to hire two additional part time and thirteen additional full time employees, at an anticipated cost of $600,000, improve upon our current product offerings (which we estimate will cause the company to incur $450,000 in expenses) such as, but not limited to, the drone we named “SkyFight-X”. We also intend to research and develop new product offerings, which we estimate will cause the Company to incur $1,200,000 in expenses, and develop a more definitive marketing plan, at an anticipated cost of $600,000, to sell our products which extend beyond personal relationships of our sole officer and director and/or direct inquiries via our website. During the twelve month period following this offering we also plan to realize a final product design for our solar panel cleaning robot we have named “SUNVA”. We believe that to realize a production ready prototype, and to bring it to market, it will likely require upwards of $800,000, which is not inclusive of any costs that may be incurred to pay for production itself. There is the possibility that costs to realize a market ready product may be either less or more and this is solely an estimate. We believe that to further develop and improve upon our Skyfight-X drone we will require between $100,000-$300,000, although we may allocate more or less funding to this depending on the amount we raise in this offering. If we raise more than $300,000 we may explore adding more features that we believe would improve the Skyfight-X drone that were not originally planned. However, we have not yet identified what these features might be at this time.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated under the laws of the State of Delaware on October 25, 2019.

On October 25, 2019, Ryohei Uetaki was appointed Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer of the Company.

On October 25, 2019 the Company issued 10,000,000 shares of restricted Common Stock to Ryohei Uetaki for services rendered to the Company. Additionally, on the same day, it issued 10,000,000 shares of its restricted Series A Preferred Stock to Ryohei Uetaki, also for services rendered. The aforementioned shares of common and preferred stock were all issued at par value, $0.0001, having a total value of $2,000. No monies were exchanged per the issuances and the shares were all exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On November 18, 2019, Yasumasa Ichikawa was appointed Chief Technology Officer.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s common stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition. WSP Japan was incorporated under the laws of Japan on January 22, 2020. Currently, WSP Japan is headquartered in Tokyo, Japan. The Company’s primary business focus is developing and manufacturing autonomous aerial vehicles such as, but not limited to, drones.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock, which represented all of our issued and outstanding shares of Preferred Stock at the time, to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

On March 1, 2020, the Company entered into a Products Sales Agreement with Drone Net Co., Ltd. Pursuant to this agreement the Company promised to deliver ten thousand (10,000) small sized drones named “SkyFight-X” in consideration of JPY158,000,000 (approximately $1,440,000). As denoted later on below this promise was fulfilled and executed on May 16, 2020.

On March 4, 2020, the Company entered into an “OEM Agreement” with G-Force, Inc., a Japanese Company. Pursuant to this agreement G-Force, Inc. promised to manufacture and deliver ten thousand (10,000) small sized drones in the total amount of JPY43,175,000 (approximately $392,500).

On May 16, 2020, the 10,000 SkyFight-X drones were delivered to Drone Net Co., Ltd. From this transaction the Company recorded revenues of approximately JPY158,000,000 (approximately $1,440,000). As of May 16, 2020 the Company had collected the full amount of $1,440,000 from Drone Net Co., Ltd., and no longer recognized any monies from this transaction as accounts receivable.

Our principal executive offices are located at 120 Wall Street, floor 25, New York, NY 10005 and 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan.

 The Company’s website is https://www.world-scan-project.com/.

Overview

We operate through own wholly owned subsidiary, World Scan Project Corporation, a Japanese Company. We are a start-up stage company currently focused on developing, designing and selling small sized drones which may be used for a variety of purposes.

SkyFight-X

Currently, the only drone offered by the company is SkyFight-X, which was originally developed and designed by our Chief Executive Officer, specifically for the hobbyist drone race known as “SKY FIGHT”, which is organized by Drone Net Co., Ltd., a Japanese Company. Drone Net began running a drone school in 2017, and a drone race in 2019. Our CEO, Ryohei Uetaki, was in the planning stages of a new small sized drone product, and believed that his products would have higher performance capabilities than the drones at the time used by Drone Net, which prompted him to propose collaboration between the Company and Drone Net. Currently, Drone Net administrates 16 racetracks in Japan, specifically designed for drone use.

Although SkyFight-X was designed for Sky Fight, the drones can also be used outside the facilities designed exclusively for drone racing, and they can be used for recreational and miscellaneous purposes.

The following includes details regarding the SkyFight-X which we currently offer for sale. As mentioned later on, we have plans to expand our reach to more customers, but at this time it should be noted our only customer is Drone Net Co., Ltd.

Schematics of SKYFight-X

- The weight of SKYFight-X is approximately 40 grams.

Product packaging

- One Main body of machine

- One Transmitter (2.4 GHz)

- One Battery

- Four Spare propellers

- One USB charging cable

- One user manual

Current Operations

On March 1, 2020, the Company entered into a Products Sales Agreement with Drone Net Co., Ltd. (“Drone Net”). Pursuant to this agreement the Company has promised to deliver ten thousand (10,000) small sized drones named “SkyFight-X” in consideration of JPY158,000,000 (approximately $1,440,000). The drones are to be delivered to Drone Net by May 31, 2020. In accordance with the Memorandum of Understanding, entered into on March 1, 2020, Drone Net shall not develop, manufacture, purchase or sell similar products to SKYFight-X without the Company’s consent through February 28, 2023.

On March 3, 2020, the Company purchased ten thousand five hundred (10,500) pieces of the lap measuring sensors to be installed in SkyFight-X from Jumper Technology in the amount of $47,250. The Company is required to provide these to the manufacturer who assembles the Skyfight-X drones.

On March 4, 2020, the Company entered into an agreement with G-Force, Inc. (“G-Force”) to manufacture 10,000 unities of the “SkyFight-X” drone according to the Company’s designs for the price of JPY43,175,000 (approximately $392,500). According to the terms of the agreement, as appropriate G-Force shall incorporate the trademarks of the Company on the manufactured SkyFight-X drones and shall package them according to the Company’s directions. The drones are to be delivered, per the directions provided by the Company, and at G-Force’s expense, by May 31, 2020.

On March 6, 2020, the Company paid JPY43,175,000 (approximately $392,500) to G-Force as an advance payment for the above products to be manufactured.

On May 16, 2020, the 10,000 SkyFight-X drones were delivered to Drone Net Co., Ltd. From this transaction the Company recorded revenues of approximately JPY158,000,000 (approximately $1,440,000). As of May 16, 2020, the Company had collected the full amount of $1,440,000 from Drone Net Co., Ltd., and no longer recognized any monies from this transaction as accounts receivable.

Structure of Operations

Supplier
G-Force, Inc.,
an OEM supplier
(3) Ordering OEM production
(4) Lap measuring sensors to be installed
(5) OEM supply
World Scan Project Corporation
(2) Lap measuring sensors
Jumper Technology Limited,
a China corporation
(1) Products order as the exclusive purchaser
(6) Products delivery
Customer
Drone Net Co., Ltd.,
a Japan corporation
(7) Marketing, selling and final delivery
End-users in Japan

At present, the Company’s only operations are carried out in the following manner (in order):

(1) The Company receives an order for the Company’s products from Drone Net Co., Ltd. (“Drone Net”).

In accordance with the Memorandum of Understanding, entered into on March 1, 2020, Drone Net shall not develop, manufacture, purchase or sell similar products to SKYFight-X without the Company’s consent through February 28, 2023.

(2) The Company purchases lap measuring sensors (the “Sensors”) from Jumper Technology Limited, a Chinese corporation (“Jumper Technology”). We have no formal agreement with Jumper Technology as the Company simply purchases the sensors on a need-be basis. The sensors are later installed in the SkyFight-X Drones.

(3) The Company orders to G-Force, Inc., a Japan corporation (“G-Force”) to manufacture the Products, in accordance with the terms outlined in the agreement entered into on March 4, 2020.

(4) The Company supplies the Sensors to G-Force, so that they may be installed into the drones manufactured by G-Force on behalf of the Company.

(5) G-Force manufactures the Products and installs the Sensors. G-Force is a non-exclusive OEM supplier of the Company. After completion of the production process, the Company conducts a final product inspection of the goods produced. During the inspection, on average the Company physically inspects between five to ten percent of the products for quality control.

(6) Following inspection, and acceptance of the products, the Company directs G-Force to deliver the products to a location designated by Drone Net, currently the warehouse of Drone Net in Toyko, Japan, and G-Force delivers the Products directly.

(7) The Company relies on the marketing and sales of Drone Net, in part for its own success. If Drone Net realizes increased demand for the products, then in turn our own operations will increase. It should be noted that, at present, Drone Net is our only customer.

Marketing

Our marketing plan, at present, is not yet complete and is still being researched and developed. SkyFight-X, our current sole product, is being marketed solely by our single customer, Drone Net, who we sell to at this time. We believe that Drone Net’s sales of our products will result in increased demand, from Drone Net, for future products, but this is not directly related to any marketing activities conducted by the Company itself. We do not currently engage in any marketing efforts, with the exception of the company’s website located at: https://www.world-scan-project.com/

In the future, as our operations progress, we may begin to evaluate the possibility of marketing our products through various methods, but no such plans have been developed with any level of specificity at this point in time.

Future plans

The Company plans to expand its business in the future in the following ways:

(1) To expand the revenues from Drone Net

Drone Net has plans to increase its managing schools, shops and race tracks. The Company expects to increase revenue according to the business expansion of Drone Net. At present, the exact amount that Drone Net will increase its orders in the future is speculative, and we will need to evaluate in greater detail as the scope of Drone Net’s operations increases.

(2) To begin direct sales to consumers in Japan

The Company has tentative plans to evaluate the possibility of directly selling its products via web-based direct sales in Japan. It is possible that we may evaluate, and even begin, to do so in 2021, but we do not currently have any concrete plans to do so at this point in time.

(3) To start selling products overseas, mainly in the USA

The Company has intentions to begin to develop sales agencies, and start to sell the Products through them, overseas beginning, potentially, in 2022. These plans remain speculative in nature, however, in order to begin to progress these efforts, the Company entered into a consulting agreement with Pine Hill Productions, Inc., a New York corporation (Pine Hill”) on March 3, 2020. Pine Hill shall support the Company to implement the business in the USA. The consulting fee is $3,000 per month.

(4) To develop new products

The Company is developing a solar panel cleaning robot and plans to commence marketing and sales efforts tentatively beginning in 2021. Definitive plans, however, remain undefined. On January 31, 2020, the Company designed a prototype solar panel cleaning robot and engaged Sankyu Co., Ltd. to create the first physical prototype in consideration of JPY 2,420,000 (approximately $22,000). The current prototype is only being used for further product development. The development of the solar panel cleaning robot has not progressed enough that we can speak with any level of specificity as to our future plans in this regard.

Prototype of solar panel cleaning robot:

We also have tentative plans, which have not progressed beyond intentions at this point, to evaluate the possibility of working on a hover bike. We are exploring the feasibility of this endeavor however, there is not guarantee such plans may come to fruition.

Government Regulations in Japan

Currently, given that the entirety of our operations are conducted within Japan, and our sole customer resides in Japan, only the rules and regulations pertaining to drones within Japan are presently applicable to the Company’s operations.

The Aviation Act prohibits flying drones over residential areas or areas surrounding an airport without permission from the Minister of Land, Infrastructure and Transportation. Flying drones during night time and during an event is also prohibited. In addition, drones no lighter than 200 grams in unrestricted areas across the country are required to stay below 150 meters (492 feet), and also be kept at least 30 meters (98 feet) from people, buildings, and vehicles.

Given that SkyFight-X is lighter than 200 grams, flying SkyFight-Xs for the purposes of drone racing or participating in drone flying schools is not prohibited by any pertinent regulations in Japan. We are not subject to specific regulations pertaining to the manufacturing and design of the SkyFight-X at this time.

Employees

As of the date of this Registration Statement, the Company and its subsidiary have a total of seven full-time employees and three non-regular employees. We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/or directors and or employees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.50. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $4,000,000 as anticipated.

If 4,000,000 shares (100%) are sold:
Next 12 months

Planned Action:	Estimated Cost to Complete
Improvements to existing product lines	$300,000
Research and Development for new products	$800,000
Marketing Expenses	$400,000
Recruiting personnel and hiring staff	$300,000
Working capital	$200,000
Total	$2,000,000

If 3,000,000 shares (75%) are sold:
Next 12 months
Planned Action:	Estimated Cost to Complete
Improvements to existing product lines	$300,000
Research and Development for new products	$500,000
Marketing Expenses	$300,000
Recruiting personnel and hiring staff	$250,000
Working capital	$150,000
Total	$1,500,000

If 2,000,000 shares (50%) are sold:
Next 12 months
Planned Action:	Estimated Cost to Complete
Improvements to existing product lines	$200,000
Research and Development for new products	$300,000
Marketing Expenses	$200,000
Recruiting personnel and hiring staff	$200,000
Working capital	$100,000
Total	$1,000,000

If 1,000,000 shares (25%) are sold:
Next 12 months
Planned Action:	Estimated Cost to Complete
Improvements to existing product lines	$150,000
Marketing Expenses	$100,000
Recruiting personnel and hiring staff	$150,000
Working capital	$100,000
Total	$500,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

Mr. Ryohei Uetaki and SKYPR, LLC will not be repaid loans with funds raised from this offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of April 30, 2020, the net tangible book value of our shares of common stock was $(346,205).

Note: The following tables assumes 100% of the shares being registered herein from the resale offering and direct public offering are sold. In the following tables share values are rounded to the nearest thousandths place.

Existing stockholders if all of the shares are sold

Price per share pursuant to this offering	$0.500
Net tangible book value per share before the Offering	$(0.035)
Net tangible book value per share after the Offering	$0.118
Increase to present stockholders in net tangible book value per share after Offering	$0.118
Number of shares outstanding before the Offering	10,000,000
Number of shares outstanding after the Offering	14,000,000
Number of shares after Offering held by existing stockholders (selling shareholders)	7,900,000
Percentage of ownership after Offering	56.43%

Purchasers of shares in this Offering if all shares are sold

Price per share pursuant to this offering	$0.500
Net tangible book value per share before the Offering	$(0.035)
Net tangible book value per share after the Offering	$0.118
Dilution per share	$0.382
Number of shares after the Offering held by purchasers	6,100,000
Percentage of ownership after Offering	43.57%

selling shareholder(S)

The shares being offered for resale by the selling shareholder consists of 2,100,000 shares of our common stock.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder as of the date of this Registration Statement and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholder.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Ryohei Uetaki (*1)	3,000,000	2,000,000	1,000,000	7.14%
SKYPR LLC (*2)	7,000,000	100,000	6,900,000	49.29%
Total	10,000,000	2,100,000	7,900,000	56.43%

(*1) Ryohei Uetaki is our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.
(*2) Ryohei Uetaki currently owns 100% of the membership interests in SKYPR LLC.

PLAN OF DISTRIBUTION

The Company has 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 2,100,000 shares of our common stock held by one existing shareholder at a fixed price of $0.50 per share for the duration of the offering. The Company is also registering an additional 4,000,000 shares of its common stock for sale at the fixed price of $0.50 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Ryohei Uetaki will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ryohei Uetaki is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ryohei Uetaki will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Uetaki is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Uetaki will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ryohei Uetaki will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 4,000,000 shares being offered on behalf of the company itself. The proceeds from the 2,100,000 shares held by the Ryohei Uetaki, or by Ryohei Uetaki through his ownership in SKYPR LLC, will not go to the company, but will go to Mr. Uetaki or SKYPR LLC directly. The price per share is fixed at $0.50 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholder must be made at the fixed price of $0.50 for the duration of this offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholder may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.50 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, approximately, $84,396. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

A conflict of interest may arise between the interests of Mr. Uetaki in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of the shares of Mr. Uetaki and SKYPR LLC, they will be sold at a fixed price of $0.50 for the duration of the offering.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholder in that the proceeds from the shares of stock sold by the selling stockholder will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder will be utilized or given to the company. Mr. Uetaki will clarify for investors at the time of purchase whether the proceeds are going to the company, directly to himself, or indirectly to himself through his controlling interest in SKYPR LLC.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “World Scan Project, Inc.”, (ii) the subsidiary of the Company, “World Scan Project Corporation.”, or (iii) an escrow agent as agreed upon by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the selling shareholder

If you decide to subscribe for any shares in this offering that are offered by the selling shareholder, Ryohei Uetaki, he will inform you, “the purchaser”, of his preferred method of payment and the procedures he has for subscribing. Procedures may vary. It should be noted that we, the Company, will in no way be affiliated with any private transactions in which our selling shareholder sells shares of his own common stock. Our selling shareholder may or may not decide to reject subscriptions. This is at his own discretion. Our selling shareholder, Ryohei Uetaki will be responsible for following any applicable laws or regulations in regards to the sale of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 200,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). Of the 200,000,000 shares of authorized Preferred Stock we have authorized 100,000,000 shares to be deemed as Series A Preferred Stock, $0.0001 par value per share (“Series A Preferred”). As of the date of this filing we have 10,000,000 shares of Common Stock and 10,000,000 shares of Series A Preferred issued and outstanding.

The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

(a)       Each share of Series A Preferred Stock shall have no voting right;

(b)       Each shareholder of Series A Preferred Stock shall have conversion privilege to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights. As of the date of this Registration Statement we have 10,000,000 shares of Common Stock issued and outstanding.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 200,000,000 shares of Preferred Stock of which 100,000,000 shares of Series A Preferred Stock are authorized.

Our Preferred stock shall have designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

As of the date of this Registration Statement we have 10,000,000 shares of Series A Preferred Stock issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by McMurdo Law Group, LLC of 1185 Avenue of the Americas 3rd Floor, New York, New York 10036.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our principal executive offices are located at 120 Wall Street, floor 25, New York, NY 10005 and 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan.

The following table details the terms of the lease agreements for the various properties leased by the Company.

Work space	Address	Lessee	Lessor	Monthly Rent	Date of Agreement	Term (Expiration of Lease)
NY Office	120 Wall Street, floor 25, New York, NY 10005	World Scan Project, Inc.	Gusrae Kaplan Nusbaum PLLC	$2,000	April 1, 2020	Month to Month

Tokyo Office	2-18-23-2F, Nishiwaseda, Shinjuku-ku, Tokyo, 1690051, Japan	World Scan Project Corporation	Make V Holdings Co., Ltd,	JPY 220,000	January 22, 2020	December 31, 2020
				$2,000

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

The following table includes our pending trademark applications.

Patent or Trademark	Application Number	Name	Applicant	Application date	Country
Trademark	2020-027977	SKY PLATINUM	World Scan Project Corporation	March 13, 2020	Japan
	T-5259		World Scan Project, Inc.	April 23, 2020	USA
Trademark	2020-026589	DRONE FITNESS	World Scan Project Corporation	March 11, 2020	Japan
Trademark	2020-026590	DRONE RACE CAFÉ	World Scan Project Corporation	March 11, 2020	Japan
Trademark	2020-007786	SOLAR SUNVA	World Scan Project Corporation	January 23, 2020	Japan
Trademark	2020-045941	SMART CITY SPRAY	World Scan Project Corporation	April 24, 2020	Japan
Trademark	2020-045942	SMART CITY MASK	World Scan Project Corporation	April 24, 2020	Japan
Trademark	2020-061544	SMART CITY FROZEN	World Scan Project Corporation	April 24, 2020	Japan
Trademark	2020-061552	TIME WARP DELI	World Scan Project Corporation	April 24, 2020	Japan
Trademark	2020-064420	DRONESOLOGY	World Scan Project Corporation	April 24, 2020	Japan
Trademark	2020-069802	DOKODEMO DOUJOKIN	World Scan Project Corporation	June 5, 2020	Japan

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the Officers and Directors of the Company, who will continue to serve as Officers and Directors of the Company are provided below:

World Scan Project, Inc.

NAME	AGE	POSITION
Ryohei Uetaki	45	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director
Yasumasa Ichikawa	27	Chief Technology Officer

World Scan Project Corporation

NAME	AGE	POSITION
Ryohei Uetaki	45	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director
Yasumasa Ichikawa	27	Chief Technology Officer

Ryohei Uetaki

Mr. Ryohei Uetaki graduated from the Osaka Gakuin University Faculty of Commerce in 1997. In 2000, he incorporated Zero Step Ltd and assumed the position of president. In 2006, Zero Step Ltd ceased all operations. In 2006, Mr. Uetaki joined EAZ Holdings Ltd as a director in charge of the company’s marketing efforts. Mr. Uetaki remained as director of EAZ until 2007. From 2007 to 2019, he was engaged as an independent business consultant. From 2017 to 2018, he served as an associated professor of Keio University Graduate School. On October 25, 2019, he was appointed as the president, CEO and director of World Scan Project, Inc. On January 10, 2020, he was appointed as the CEO and member of SKYPR LLC. Inc. On January 22, 2020, he was appointed as the president, CEO and director of World Scan Project Corporation. Currently, he serves as the officer and director of World Scan Project, Inc., World Scan project Corporation and SKYPR LLC.

Due to Mr. Uetaki’s diverse business experience, the Board has determined it is in the best interest of the company to appoint him as the company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer and Director.

Yasumasa Ichikawa

Mr. Yasumasa Ichikawa graduated from Kyoto Saga University of Arts in 2015. After graduation, he was engaged as an independent computer graphic designer. On November 18, 2019, he was appointed as Chief Technology Officer (“CTO”) of World Scan Project, Inc. On January 22, 2020, he was appointed as the CTO of World Scan Project Corporation and World Scan Project Corporation. Currently, he serves as the CTO of World Scan Project, Inc. and World Scan project Corporation.

Due to Mr. Ichikawa’s technological experience, the Board has determined it is in the best interest of the company to appoint him as the company’s Chief Technology Officer.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Director, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. Our officers and director review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Director believes that it is not necessary to have such committees, at this time, because the Director can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our officers and directors have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. Our Director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for the year ended October 31, 2019.

For the period from October 25, 2019 (date of inception) to October 31, 2019:

SUMMARY COMPENSATION TABLE
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and	Year Ended	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
principal position	October 31,	($)	($)	($)	($)	($)	($)	($)	($)
Ryohei Uetaki,	2019	0	0	0	0	0	0	0	0
Chief Executive Officer and Sole Director (1)
Yasumasa Ichikawa,	2019	0	0	0	0	0	0	0	0
Chief Technology Officer (2)

(1) On October 25, 2019, Ryohei Uetaki was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. During the six months ended April 30, 2020, the Company paid compensation of $27,578 to Ryohei Uetaki.

(2) On November 18, 2019, Yasumasa Ichikawa was appointed as Chief Technology Officer. During the six months ended April 30, 2020, the Company paid compensation of $27,578 to Yasumasa Ichikawa.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors through our fiscal year end October 31, 2019.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors do not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Registration Statement, the Company has 10,000,000 shares of common stock and 10,000,000 shares of Preferred Series A stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Preferred Stock Beneficially Owned	Shares of Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Ryohei Uetaki (1) Address: 2-18-23, Nishiwaseda, Shinjuku-Ku, Tokyo, 162-0051, Japan	10,000,000	100%	10,000,000	*	100%
5% or greater shareholders
None	-	-	-	-	-

* Our Series A Preferred Stock currently has no voting rights. Currently we have 10,000,000 shares of Series A Preferred Stock issued and outstanding of which Ryohei Uetaki owns and controls 100% of through his ownership interests in SKYPR LLC.

(1) Ryohei Uetaki currently serves as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer. Ryohei Uetaki owns 100% of the membership interests in SKYPR LLC., a Delaware Limited Liability Company which owns 7,000,000 shares of our common stock and 10,000,000 shares of our Series A Preferred Stock. The table above includes the share ownership of SKYPR LLC with Ryohei Uetaki collectively, in the row for Mr. Uetaki.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 25, 2019 the Company issued 10,000,000 shares of restricted Common Stock to Ryohei Uetaki for services rendered to the Company. Additionally, on the same day, it issued 10,000,000 shares of its restricted Series A Preferred Stock to Ryohei Uetaki, also for services rendered. The aforementioned shares of common and preferred stock were all issued at par value, $0.0001, having a total value of $2,000. No monies were exchanged per the issuances and the shares were all exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s common stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition. WSP Japan was incorporated under the laws of Japan on January 22, 2020. Currently, WSP Japan is headquartered in Tokyo, Japan. The Company’s primary business focus is developing and manufacturing autonomous aerial vehicles such as, but not limited to, drones.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock, which represented all of our issued and outstanding shares of Preferred Stock at the time, to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

For the six months ended April 30, 2020, the Company borrowed $141,892 from Ryohei Uetaki, our CEO. For the six months ended April 30, 2020, the Company repaid $95,048 to Ryohei Uetaki, our CEO. The total due as of April 30, 2020 and October 31, 2019 were $47,033 and $189, and were unsecured, due on demand and non-interest bearing.

During the six months ended April 30, 2020, the Company paid compensation of $27,578 to Ryohei Uetaki, our CEO and Director.

During the six months ended April 30, 2020, the Company paid compensation of $27,578 to Yasumasa Ichikawa, our CTO.

During the six months ended April 30, 2020, the Company had imputed interest of $2,240.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal year.

		2019
Audit fees	M&K CPAS, PLLC	$3,000
Audit related fees		-
Tax fees		-
All other fees		-

Total		$3,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None.

Financial Statements

World Scan Project, Inc.

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet as of October 31, 2019	F-3

Statement of Operations from October 25, 2019 (Inception) through October 31, 2019	F-4

Statement of Changes in Shareholder’s Deficit from October 25, 2019 (Inception) through October 31, 2019	F-5

Statement of Cash Flows from October 25, 2019 (Inception) through October 31, 2019	F-6

Notes to Audited Financial Statements	F-7 to F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of World Scan Project, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of World Scan Project, Inc. (the Company) as of October 31, 2019, and the related statements of operations, shareholder’s deficit, and cash flows for the period from October 25, 2019 (inception) through October 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2019, and the results of its operations and its cash flows for the period from October 25, 2019 (inception) through October 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, Texas

June 12, 2020

WORLD SCAN PROJECT, INC.
BALANCE SHEET
As of
October 31, 2019

TOTAL ASSETS	$-

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities
Due to related party	$189

TOTAL CURRENT LIABILITIES	189

TOTAL LIABILITIES	189

Shareholder’s Deficit
Preferred stock ($.0001 par value, 200,000,000 shares authorized;
10,000,000 shares issued and outstanding as of October 31, 2019)	1,000
Common stock ($.0001 par value, 200,000,000 shares authorized,
10,000,000 shares issued and outstanding as of October 31, 2019)	1,000
Additional paid-in capital	(2,000)
Accumulated deficit	(189)

TOTAL SHAREHOLDER’S DEFICIT	(189)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$-

The accompanying notes are an integral part of these audited financial statements.

WORLD SCAN PROJECT, INC.
STATEMENT OF OPERATIONS
For the period from
October 25, 2019 (date of inception)
to October 31, 2019

OPERATING EXPENSE
General and administrative expenses	$189

Total Operating Expenses	189

NET LOSS	$(189)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,000,000

The accompanying notes are an integral part of these audited financial statements.

WORLD SCAN PROJECT, INC.
STATEMENT OF SHAREHOLDER’S DEFICIT
October 25, 2019 (date of inception) to October 31, 2019

					ADDITIONAL
	PREFERRED STOCK		COMMON STOCK		PAID IN	ACCUMULATED	TOTAL
	NUMBER	AMOUNT	NUMBER	AMOUNT	CAPITAL	DEFICIT	DEFICIT

Balance – October 25, 2019	-	$-	-	$-	$-	$-	$-
Founder’s preferred shares	10,000,000	1,000	-	-	(1,000)	-	-
Founder’s common shares	-	-	10,000,000	1,000	(1,000)	-	-
Net loss	-	-	-	-	-	(189)	(189)

Balance – October 31, 2019	10,000,000	$1,000	10,000,000	$1,000	$(2,000)	$(189)	$(189)

The accompanying notes are an integral part of these audited financial statements.

WORLD SCAN PROJECT, INC.
STATEMENT OF CASH FLOWS
For the period from
October 25, 2019 (date of inception)
to October 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(189)
Net cash provided by (used in) operating activities	$(189)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) financing activities	$-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	$189
Net cash provided by (used in) investing activities	$189

Net Change in Cash and Cash Equivalents	$-
Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	$-

NON-CASH TRANSACTIONS
Founder's shares	$2,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these audited financial statements

WORLD SCAN PROJECT, INC.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2019

(AUDITED)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

World Scan Project, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on October 25, 2019. As of October 31, 2019, the Company had not yet commenced any operations.

 The Company has elected October 31th as its year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at October 31, 2019 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at October 31, 2019.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

As of October 31, 2019 10,000,000 shares of Series A Preferred Stock were issued and outstanding.

(a) Each share of Series A Preferred Stock shall have no voting rights;

(b) Each shareholder of Series A Preferred Stock shall have conversion privilege to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses. As of October 31, 2019, the Company had no financial instruments.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of October 31, 2019.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (ASC 606)” and issued subsequent amendments to the initial guidance or implementation guidance between August 2015 and November 2017 within ASU 2015-04, ASU 2016-08, ASU 2016-10, ASU 2016-12, ASU 2016-20, ASU 2017-13, and ASU 2017-14 (collectively, including ASU 2014-09, “ASC 606”). Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 is effective for fiscal years and interim periods within those years beginning after December 15, 2017, and early adoption is permitted for periods beginning after December 15, 2016. The Company adopted the standard using the modified retrospective method, the adoption of ASC 606 did not have a material impact on our consolidated financial statements. See Note 2 – Revenue Recognition and Deferred Revenue for further discussion.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” and issued subsequent amendments to the initial guidance or implementation guidance including ASU 2017-13, 2018-01, 2018-10, 2018-11, 2018-20 and 2019-01 (collectively, including ASU 2016-02, “ASC 842”). Under ASC 842, lessees will be required to recognize all leases at the commencement date including a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use (ROU) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

The standard will be effective for the Company beginning November 1, 2019, with early adoption permitted. The Company adopted the standard on November 1, 2019 on a modified retrospective basis and will not restate comparable periods. The Company will elect the package of practical expedients permitted under the transition guidance, which allows the Company to carry forward the historical lease classification, the assessment whether a contract is or contains a lease and initial direct costs for any leases that exist prior to adoption of the new standard. The Company will also elect the practical expedient not to separate lease and non-lease components for certain classes of underlying assets and the short-term lease exemption for contracts with lease terms of 12 months or less. The Company anticipates this standard will have no material impact on the Company’s consolidated financial statements.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 - INCOME TAXES

The Company, which acts as a holding company on a non-consolidated basis, does not plan to engage any business activities and current or future loss will be fully allowed. For the period ended October 31, 2019, the Company as a holding company registered in the state of Delaware, has incurred net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved.

United States

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years

October 31, 2019
Deferred tax asset, generated from net operating loss at statutory rates	$40
Valuation allowance	(40)
$-

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	21.0%
Increase in valuation allowance	(21.0%)
Effective income tax rate	0.0%

NOTE 5 - SHAREHOLDER EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.0001. The authorized Series A Preferred Stock of the Company consists of 100,000,000. There were 10,000,000 shares of Series A Preferred Stock issued and outstanding as of October 31, 2019.

The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

(a) Each share of Series A Preferred Stock shall have no voting right;

(b) Each shareholder of Series A Preferred Stock shall have conversion privilege to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

Common Stock

The authorized common stock of the Company consists of 200,000,000 shares with a par value of $0.0001. There were 10,000,000 shares of common stock issued and outstanding as of October 31, 2019.

On October 25, 2019, 10,000,000 shares of common stock and 10,000,000 shares of Series A Preferred Stock were issued to Ryohei Uetaki.

NOTE 6 - RELATED-PARTY TRANSACTIONS

Equity

On October 25, 2019, 10,000,000 shares of common stock and 10,000,000 shares of Series A Preferred Stock were issued to Ryohei Uetaki. These shares are considered to be founder shares and were issued for services rendered to the Company. Ryohei Uetaki is our CEO and Director.

Due to related party

For the period ended October 31, 2019, the Company borrowed $189 from Ryohei Uetaki, our CEO. The total due as of October 31, 2019 was $189 and is unsecured, due on demand and non-interest bearing.

NOTE 7 - SUBSEQUENT EVENTS

On November 18, 2019, Yasumasa Ichikawa was appointed as Chief Technology Officer.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s common stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition. WSP Japan was incorporated under the laws of Japan on January 22, 2020. Currently, WSP Japan is headquartered in Tokyo, Japan. The Company’s primary business focus is developing and manufacturing autonomous aerial vehicles such as, but not limited to, drones.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock, which represented all of our issued and outstanding shares of Preferred Stock at the time, to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

On March 1, 2020, the Company entered into a Products Sales Agreement with Drone Net Co., Ltd. Pursuant to this agreement the Company promised to deliver ten thousand (10,000) small sized drones named “SkyFight-X” in consideration of JPY158,000,000 (approximately $1,440,000). As denoted below this promise was fulfilled and executed on May 16, 2020.

On March 4, 2020, the Company entered into an “OEM Agreement” with G-Force, Inc., a Japanese Company. Pursuant to this agreement G-Force, Inc. promised to manufacture and deliver ten thousand (10,000) small sized drones in the total amount of JPY43,175,000 (approximately $392,500).

On March 6, 2020, the Company paid JPY43,175,000 (approximately $392,500) to G-Force, Inc. as an advance payment for the above product manufacturing.

On May 16, 2020, the 10,000 SkyFight-X drones were delivered to Drone Net Co., Ltd. From this transaction the Company recorded revenues of approximately JPY158,000,000 (approximately $1,440,000). As of May 16, 2020 the Company had collected the full amount of $1,440,000 from Drone Net Co., Ltd., and no longer recognized any monies from this transaction as accounts receivable.

The Company as evaluated subsequent events through June 12, 2020, the date on which the consolidated financial statements were available to be issued.

World Scan Project, Inc.

Index to Financial Statements

Page

Financial Statements:

Consolidated Balance Sheets as of April 30, 2020 and October 31, 2019	F-10

Consolidated Statements of Operations and Comprehensive Loss for the Three Months and Six Months Ended April 30, 2020	F-11

Consolidated Statements of Changes in Shareholders’ Deficit From the Inception to October 31, 2019 and the Six Months Ended April 30, 2020	F-12

Consolidated Statement of Cash Flows for the Six Months Ended April 30, 2020	F-13

Consolidated Notes to Financial Statements	F-14 to F-16

WORLD SCAN PROJECT, INC.
CONSOLIDATED BALANCE SHEETS

	April 30, 2020	October 31, 2019
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$41,330	$-
Accounts receivable, trade	27,122	-
Advance payments	450,132	-
Sales tax refundable	13,710	-
Prepaid expenses	637	-
TOTAL CURRENT ASSETS	532,931	-

Non-current assets
Other assets	$6,143	$-
TOTAL NON-CURRENT ASSETS	6,143	-

TOTAL ASSETS	$539,074	$-

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accrued expenses and other payables	$46,910	$-
Deferred revenues	781,935	-
Due to related party	47,033	189
Other current liabilities	9,401	-
TOTAL CURRENT LIABILITIES	885,279	189

TOTAL LIABILITIES	$885,279	$189

Shareholders' Deficit
Preferred stock ($.0001 par value, 200,000,000 shares authorized;
10,000,000 shares issued and outstanding as of April 30, 2020 and October 31, 2019)	$1,000	$1,000
Common stock ($.0001 par value, 200,000,000 shares authorized,
10,000,000 shares issued and outstanding as of April 30, 2020 and October 31, 2019)	1,000	1,000
Additional paid-in capital	240	(2,000)
Accumulated deficit	(370,895)	(189)
Accumulated other comprehensive loss	22,450	-

TOTAL SHAREHOLDERS' DEFICIT	$(346,205)	$(189)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$539,074	$-

The accompanying notes are an integral part of these unaudited financial statements

WORLD SCAN PROJECT, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended	Six Months Ended
	April 30, 2020	April 30, 2020
	(unaudited)	(unaudited)

Revenues	25,306	25,306
Cost of revenues	22,929	22,929
Gross profit	2,377	2,377

OPERATING EXPENSE
General and administrative expenses	$283,753	$370,846
Total operating Expenses	283,753	370,846

Loss from operations	(281,376)	(368,469)

Other income (expense)
Interest expenses	(1,527)	(2,240)
Other income	3	3
Total other income (expense)	(1,524)	(2,237)

NET LOSS	$(282,900)	$(370,706)

OTHER COMHREHENSIVE LOSS
Foreign currency translation adjustment	$23,030	$22,450

TOTAL COMPREHENSIVE LOSS	$(259,870)	$(348,256)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.03)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	10,000,000	10,000,000

The accompanying notes are an integral part of these unaudited financial statements

WORLD SCAN PROJECT, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
From the Inception to October 31, 2019 and the Six Months Ended April 30, 2020

						ACCUMULATED
					ADDITIONAL	OTHER
	PREFERRED STOCK		COMMON STOCK		PAID IN	COMPREHENSIVE	ACCUMULATED	TOTAL
	NUMBER	AMOUNT	NUMBER	AMOUNT	CAPITAL	LOSS	DEFICIT	DEFICIT

Balance – October 25, 2019	-	$-	-	$-	$-	$-	$-	$-
Founder’s preferred shares	10,000,000	1,000	-	-	(1,000)	-	-	-
Founder’s common shares	-	-	10,000,000	1,000	(1,000)	-	-	-
Net loss	-	-	-	-	-	-	(189)	(189)

Balance – October 31, 2019	10,000,000	$1,000	10,000,000	$1,000	$(2,000)	$-	$(189)	$(189)
Net loss	-	-	-	-	-	-	(87,806)	(87,806)
Imputed Interests	-	-	-	-	713	-	-	713
Foreign currency translation	-	-	-	-	-	(580)	-	(580)

Balance – January 31, 2020
(unaudited)	10,000,000	$1,000	10,000,000	$1,000	$(1,287)	$(580)	$(87,995)	$(87,862)
Net loss	-	-	-	-	-	-	(282,900)	(282,900)
Imputed Interests	-	-	-	-	1,527	-	-	1,527
Foreign currency translation	-	-	-	-	-	23,030	-	23,030

Balance – April 30, 2020
(unaudited)	10,000,000	$1,000	10,000,000	$1,000	$240	$22,450	$(370,895)	$(346,205)

The accompanying notes are an integral part of these unaudited financial statements

WORLD SCAN PROJECT, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

Six Months Ended
April 30, 2020
(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(370,706)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16
Imputed interest	2,240
Changes in operating assets and liabilities:
Accounts receivable, trade	(27,122)
Advance payments	(450,132)
Sales tax refundable	(13,710)
Prepaid expenses	(637)
Purchase of intangible assets	(6,159)
Accrued expenses and other payables	46,910
Deferred revenues	781,935
Other current liabilities	9,401
Net cash used in operating activities	$(27,964)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party	141,892
Repayment of due to related party	(95,048)
Net cash provided by financing activities	$46,844

Net effect of exchange rate changes on cash	$22,450

Net Change in Cash and Cash Equivalents	$41,330
Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	$41,330

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these unaudited financial statements

WORLD SCAN PROJECT, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2020

 (unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

World Scan Project, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on October 25, 2019.

On October 25, 2019, Ryohei Uetaki, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company, in exchange for 10,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Series A Preferred stock, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. The value of the stock provided to Mr. Uetaki, based on the par value of $.0001 per share of common stock and Series A Preferred Stock, is valued at $2,000.

On October 25, 2019, Ryohei Uetaki was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer.

On November 18, 2019, Yasumasa Ichikawa was appointed as Chief Technology Officer.

On January 25, 2020, the Company entered into and consummated a Share Contribution Agreement with Ryohei Uetaki. Pursuant to this agreement Mr. Uetaki gifted to the Company, at no cost, 300 shares of common stock of World Scan Project Corporation, a Japan corporation (“WSP Japan”), which represented all of its issued and outstanding shares. The Company has since gained a 100% interest in the issued and outstanding shares of WSP Japan’s common stock and WSP Japan is now a wholly owned subsidiary of the Company. The Company and WSP Japan were under common control at the time of the acquisition.

WSP Japan was incorporated under the laws of Japan on January 22, 2020. Currently, WSP Japan is headquartered in Tokyo, Japan. The Company’s primary business is focused on developing and manufacturing of autonomous aerial vehicles including drones.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock, which represented all of our issued and outstanding shares of Preferred Stock at the time, to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

On March 1, 2020, the Company entered into a Products Sales Agreement with Drone Net Co., Ltd. Pursuant to this agreement the Company promised to deliver ten thousand (10,000) small sized drones named “SkyFight-X” in consideration of JPY158,000,000 (approximately $1,440,000). As denoted below this promise was fulfilled and executed on May 16, 2020.

On March 4, 2020, the Company entered into an “OEM Agreement” with G-Force, Inc., a Japanese Company. Pursuant to this agreement G-Force, Inc. promised to manufacture and deliver ten thousand (10,000) small sized drones in the total amount of JPY43,175,000 (approximately $392,500).

On March 6, 2020, the Company paid JPY43,175,000 (approximately $392,500) to G-Force, Inc. as an advance payment for the above product manufacturing.

Our principal executive offices are located at 2-18-21-2F, Nishiwaseda, Shinjuku-ku, Tokyo, 169-0051, Japan.

The Company has elected October 31th as its year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidations

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Credit Policies

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. If there is a claim for a defect of product after within four days after arrival of goods, the Company shall accept a goods return.

Foreign currency translation

The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

April 30, 2020
Current JPY: US$1 exchange rate	107.17
Average JPY: US$1 exchange rate	108.78

Comprehensive income or loss

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.

Revenue recognition

The Company adopted ASC 606 - Revenue from contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Revenue for products is recognized when the product are delivered to the customer and the customer complete the product inspection. Cash receipts for undelivered products are recorded as deferred revenues. As of April 30, 2020, the Company had deferred revenues of $781,935.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at April 30, 2020.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

As of April 30, 2020, 10,000,000 shares of Series A Preferred Stock were issued and outstanding.

(a) Each share of Series A Preferred Stock shall have no voting right;

(b) Each shareholder of Series A Preferred Stock shall have conversion privilege to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses. As of April 30, 2020 and October 31, 2019, the Company had no financial instruments.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (ASC 606)” and issued subsequent amendments to the initial guidance or implementation guidance between August 2015 and November 2017 within ASU 2015-04, ASU 2016-08, ASU 2016-10, ASU 2016-12, ASU 2016-20, ASU 2017-13, and ASU 2017-14 (collectively, including ASU 2014-09, “ASC 606”). Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 is effective for fiscal years and interim periods within those years beginning after December 15, 2017, and early adoption is permitted for periods beginning after December 15, 2016. The Company adopted the standard using the modified retrospective method, the adoption of ASC 606 did not have a material impact on our consolidated financial statements. See Note 2 – Revenue Recognition and Deferred Revenue for further discussion.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” and issued subsequent amendments to the initial guidance or implementation guidance including ASU 2017-13, 2018-01, 2018-10, 2018-11, 2018-20 and 2019-01 (collectively, including ASU 2016-02, “ASC 842”). Under ASC 842, lessees will be required to recognize all leases at the commencement date including a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use (ROU) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

The standard will be effective for the Company beginning November 1, 2019, with early adoption permitted. The Company adopted the standard on November 1, 2019 on a modified retrospective basis and will not restate comparable periods. The Company will elect the package of practical expedients permitted under the transition guidance, which allows the Company to carry forward the historical lease classification, the assessment whether a contract is or contains a lease and initial direct costs for any leases that exist prior to adoption of the new standard. The Company will also elect the practical expedient not to separate lease and non-lease components for certain classes of underlying assets and the short-term lease exemption for contracts with lease terms of 12 months or less. The Company anticipates this standard will have no material impact on the Company’s consolidated financial statements.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 – ADVANCE PAYMENTS

Advance payments are comprised of the payments for the undelivered products. As of April 30, 2020 and October 31, 2019, the Company had the advance payments of $450,132 and $0. Details of the advance payments as of April 30, 2020 and October 31, 2019 are as follows:

	April 30, 2020	October 31, 2019
Purchase of products from G-Force Inc.	$402,864	$-
Purchase of parts from Jumper Technology	47,268	-
Totals	$450,132	$-

NOTE 5 – DEFERRED REVENUES

Deferred revenues are comprised of the collection for the undelivered products. As of April 30, 2020 and October 31, 2019, the Company had the advance payments of $781,935 and $0. Details of the deferred revenues as of April 30, 2020 and October 31, 2019 are as follows:

	April 30, 2020	October 31, 2019
Collection for products from Done Net Co., Ltd.	$781,935	$-

NOTE 6 - INCOME TAXES

Japan

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority.

The Company is subject to a number of income taxes, which, in aggregate, represent a statutory tax rate approximately as follows:

	Company’s assessable profit
For the year ended October 31,	Up to JPY 4 million	Up to JPY 8 million	Over JPY 8 million
2020	25.99%	27.58%	33.59%

United States

The Company, which acts as a holding company on a non-consolidated basis, does not plan to engage any business activities and current or future loss will be fully allowed. For the three months ended April 30, 2020, the Company, as a holding company registered in the state of Delaware, has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved.

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years

Deferred tax assets as of April 30, 2020 and October 31, 2019 are as follows:

	April 30, 2020	October 31, 2019
Deferred tax assets, generated from net operating loss at statutory rates	$77,888	$40
Valuation allowance	(77,888)	(40)
Net deferred tax assets	$-	$-

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	21.0%
Increase in valuation allowance	(21.0%)
Effective income tax rate	0.0%

NOTE 7  - SHAREHOLDER EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.0001. The authorized Series A Preferred Stock of the Company consists of 100,000,000. There were 10,000,000 shares of Series A Preferred Stock issued and outstanding as of April 30, 2020.

The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

(a) Each share of Series A Preferred Stock shall have no voting rights;

(b) Each shareholder of Series A Preferred Stock shall have conversion privilege to other class or series of the Corporation’s stock. Shares of Series A Preferred stock may be converted on a 1:1 basis into shares of common stock.

Common Stock

The authorized common stock of the Company consists of 200,000,000 shares with a par value of $0.0001. There were 10,000,000 shares of common stock issued and outstanding as of April 30, 2020.

On October 25, 2019, 10,000,000 shares of common stock and 10,000,000 shares of Series A Preferred Stock were issued to Ryohei Uetaki.

Additional paid-in capital

During the six months ended April 30, 2020, the Company had imputed interest of $2,240.

NOTE 8  - RELATED-PARTY TRANSACTIONS

Equity

On October 25, 2019, 10,000,000 shares of common stock and 10,000,000 shares of Series A Preferred Stock were issued to Ryohei Uetaki. These shares are considered to be founder shares and were issued for services rendered to the Company. Ryohei Uetaki is our CEO and director.

Additional paid-in capital

During the six months ended April 30, 2020, the Company had imputed interest of $2,240.

Due to related party

For the six months ended April 30, 2020, the Company borrowed $141,892 from Ryohei Uetaki, our CEO. For the six months ended April 30, 2020, the Company repaid $95,048 to Ryohei Uetaki, our CEO. The total due as of April 30, 2020 and October 31, 2019 were $47,033 and $189, and were unsecured, due on demand and non-interest bearing.

NOTE 9 - SUBSEQUENT EVENTS

On May 16, 2020, the 10,000 SkyFight-X drones were delivered to Drone Net Co., Ltd. From this transaction the Company recorded revenues of approximately JPY158,000,000 (approximately $1,440,000). As of May 16, 2020, the Company had collected the full amount of $1,440,000 from Drone Net Co., Ltd., and no longer recognized any monies from this transaction as accounts receivable.

The Company as evaluated subsequent events through July 23, 2020, the date on which the consolidated financial statements were available to be issued.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$395.89
Auditor Fees and Expenses	$20,000.00
Legal Fees	$2,000.00
Consulting Fees	$60,000.00
Transfer Agent Fees	$2,000.00
TOTAL	$84,395.89

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of World Scan Project, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of World Scan Project, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On October 25, 2019 the Company issued 10,000,000 shares of restricted Common Stock to Ryohei Uetaki for services rendered to the Company. Additionally, on the same day, it issued 10,000,000 shares of its restricted Series A Preferred Stock to Ryohei Uetaki, also for services rendered. The aforementioned shares of common and preferred stock were all issued at par value, $0.0001, having a total value of $2,000. No monies were exchanged per the issuances and the shares were all exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On February 19, 2020, Ryohei Uetaki gifted 7,000,000 shares of our Common Stock and 10,000,000 shares of our Series A Preferred Stock, which represented all of our issued and outstanding shares of Preferred Stock at the time, to SKYPR LLC, a Delaware Limited Liability Company (referred to herein as “SKYPR LLC”). Our CEO Ryohei Uetaki owns and controls 100% of the membership interests in SKYPR LLC.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Legal Opinion Letter (1)
10.1	Share Contribution Agreement with Mr. Ryohei Uetaki (1)
10.2	Agreements with Drone Net Co., Ltd.
10.3	OEM Agreement with G-Force Inc.
23.1	Consent of Independent Accounting Firm (1)
99.1	Sample Subscription Agreement (1)

(1) Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Tokyo, Japan on August 7, 2020.

World Scan Project, Inc.

By: /s/ Ryohei Uetaki,
Name: Ryohei Uetaki,
Title: Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer Date: August 7, 2020

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name: Ryohei Uetaki  Signature: /s/ Ryohei Uetaki  Title: Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer) Date: August 7, 2020

Name: Yasumasa Ichikawa Signature: /s/ Yasumasa Ichikawa  Title: Chief Technology Officer  Date: August 7, 2020